Exhibit 10.17 NEKTAR TRANSITION, SEPARATION, AND GENERAL RELEASE AGREEMENT RECITALS This Transition, Separation, and General Release Agreement ("Agreement") is entered into as of November 13, 2019 (the "Effective Date") and is made by and between Stephen Doberstein, Ph.D. ("Doberstein") and Nektar Therapeutics ("Company"). WHEREAS, Doberstein and Company entered into an Employee Agreement, dated December 10, 2009, regarding various nondisclosure, non-solicitation and invention assignment obligations (the "Employee Confidentiality Agreement"); WHEREAS, on September 25, 2019, Doberstein decided to step down from his position as the Company's Senior Vice President, Research & Development and Chief Research & Development Officer; WHEREAS, the Parties wish to provide for Doberstein's orderly transition of his duties as the Company's Senior Vice President, Research & Development and Chief Research & Development Officer, and, therefore, wish to continue Doberstein's status as a full-time employee as the Company's Chief Scientific Fellow through the "Transition Services Term" (as defined below) and then the Parties desire that Doberstein be available for, and, as needed, perform requested consulting services through the "Consulting Services Term" (as defined below); NOW, THEREFORE, in consideration of the mutual promises and respective agreements, representations, warranties, covenants, conditions contained in this Agreement, the parties hereby agree as follows: 1. Transition Services. (a) Transition Services and Term. As the Company's Chief Scientific Fellow, Doberstein will remain a full-time employee working to assist the Company in its preparation of a potential NKTR-181 advisory committee meeting, to participate in the NKTR-181 advisory committee meeting (in the event one is held), to assist in the orderly transition of his duties to other employees, and to perform such other tasks as may be reasonably requested by the Company (collectively, the "Transition Services"). Subject only to termination for gross misconduct, the term of these Transition Services (the "Transition Services Term") shall continue from September 25, 2019, through to the earliest of: (i) two weeks following the conclusion of the NKTR-181 advisory committee meeting; (ii) two weeks following the Company receiving official notice that no NKTR-181 advisory committee meeting will be held; (iii) two weeks following NKTR-181 receiving marketing authorization from the Food and Drug Administration, and (iv) July 31, 2020. Notwithstanding the foregoing, Doberstein will remain (subject Confidential 1 only to termination for gross misconduct) a full-time employee through at least March 6, 2020. (b) Consideration during the Transition Services Term. During the Transition Services Term (subject to termination for gross misconduct), the Company will continue to pay Doberstein at the same annual base compensation Doberstein earned immediately prior to his assumption as Chief Scientific Fellow in accordance with the Company's normal payroll practices and be subject to the usual and required withholdings. Accordingly, Doberstein shall be entitled to the same rights, benefits, equity, salary, and vesting of equity awards, under any employee benefit or compensation plan or program sponsored by Company or any of its parent, subsidiary or affiliated entities as (as such benefit, plan or program may be amended from time to time) that Doberstein was entitled to immediately prior to his assumption as Chief Scientific Fellow. Doberstein will not, however, be entitled to any further grants of performance equity awards (e.g., grants of stock options or restricted stock units) pursuant to the 2019 performance review process (and any subsequent year's performance review process). In the event NKTR181 receives a positive vote at a NKTR-181 Food and Drug Administration advisory committee meeting, then (subject to termination for gross misconduct) Doberstein shall be entitled to a cash bonus award in the amount of one hundred fifty-four thousand, three hundred fifty dollars (which amount corresponds to 50% of Doberstein's target annual bonus) less all applicable withholdings and standard deductions. (c) Bonus for Transition Services. On the date that the Transition Services Term concludes pursuant to Section 1 (a) (the "Separation Date"), unless Doberstein has been terminated for gross misconduct, Doberstein will be entitled to receive a bonus (the "Transition Services Bonus") in the amount of one hundred fifty thousand dollars ($150,000.00), not grossed up and less all applicable withholdings and standard deductions, which Transition Services Bonus is payable to Doberstein within fifteen (15) business days. This bonus is separate from and in addition to any cash bonus awarded pursuant to Section 1 (b). (d) RSU Vesting During the Transition Services Term. Doberstein is the recipient of the following RSU grants: RSU Grant No. 9812522 (granted December 13, 2016); RSU Grant No. 9812523 (granted December 13, 2016); RSU Grant No. 9813250 (granted December 15, 2017); RSU Grant No. 9813251 (granted December 15, 2017); and RSU Grant No. 9813610 (granted December 14, 2019) (the combination of these five grants hereinafter referred to as the "RSU Grants"). Doberstein and Company hereby agree to a one-time modification of the vesting schedule of the RSU Grants as follows: the RSU vesting dates of November 15, 2019, and February 15, 2020, are both modified to March 6, 2020. For clarity, other than the preceding, one-time modification, all other terms and vesting of the RSU Grants remain unchanged. 2. Separation from Company and Severance Benefits. (a) Separation. Effective on the date that the Transition Services Term concludes pursuant to Section 1 (a) (the "Separation Date"), Doberstein's Confidential 2

employment as Chief Scientific Fellow of the Company, as well as Doberstein's employment in any other capacity for the Company or any of its affiliates, shall terminate. In addition, with respect to stock options ("the Options") and restricted stock units ("the RSUs") the Company previously granted to Doberstein, Doberstein acknowledges and agrees that any such Options and any such RSUs not vested by the Separation Date are forfeited in accordance with the terms of the stock option and restricted stock unit agreements and related stock option and related restricted stock unit notices and the applicable equity incentive plan of the Company. Doberstein acknowledges and agrees that he has no further right or benefits under any agreement to receive or acquire any security or derivative security in or with respect to the Company or any of its affiliates or subsidiaries. Following the Separation Date, Doberstein shall not be authorized to transact any business on behalf of the Company or any its affiliates or subsidiaries unless authorized to do so in writing by an officer of the Company. (b) Severance Benefits. Provided that Doberstein complies with all of the terms of this Agreement and duly signs and delivers to the Company a supplemental release (the "Supplemental Release" attached hereto as Exhibit A), the Company shall provide Doberstein with the following severance benefits (the "Severance Benefits"): (a) the Company will make a severance payment to Doberstein within fifteen (15) business days of the Separation Date in the amount of nine hundred twenty-six thousand, one hundred dollars ($926, 100.00) (the "Severance Payment") [which amount corresponds to the sum of one year of Doberstein's annual base salary of six hundred-seventeen thousand, four hundred dollars ($617,400.00), plus one hundred percent (100%) of Doberstein's target incentive bonus award of fifty percent (50%) of Doberstein's annual base salary, i.e., three hundred eight thousand, seven hundred dollars ($308,700.00)], less all applicable withholdings and standard deductions; (b) Doberstein's Options, to the extent outstanding and vested as of the Separation Date, will remain exercisable for a period ending three (3) months following the conclusion of the Consulting Services Term (defined below); and (c) provided that Doberstein timely exercises his right to continue his health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company will pay the monthly health insurance coverage fees for Doberstein and his eligible dependents for a period commencing on the Separation Date and ending on the later of (i) the twelve month anniversary of the Separation Date, and (ii) March 31, 2021, subject to the proviso that in all cases the Company's obligation to pay the monthly health insurance coverage fees shall end on the date Doberstein becomes eligible to receive health insurance coverage from any subsequent employer. Doberstein shall notify the Company promptly upon accepting employment with any other person or entity, but no later than three calendar days prior to commencing such employment, and at the same time, Doberstein shall notify the Company whether he is eligible to receive health coverage in connection with such employment. Doberstein acknowledges that at least certain of the Severance Benefits represent payments that he would not otherwise be entitled to receive, now or in the future, without entering into this Agreement, and constitutes valuable consideration for the promises and undertakings set forth in this Agreement. 3. Payment of Salary and Expenses. On Doberstein's Separation Date, the Company will pay Doberstein a total of (i) all accrued and unpaid salary, and (ii) an amount equaling his effective hourly rate multiplied by the number of hours of accrued, but unused, paid time off [collectively, (i) and (ii), the "Accrued Obligations"]. In the Confidential 3

event that Doberstein has a negative paid time off balance, Doberstein agrees that such amount will be deducted from the Company's payment to him of his Accrued Obligations. Doberstein agrees that, by the Separation Date, he will submit his final documented expense reimbursement statement reflecting all business expenses he incurred through the Separation Date, if any, for which he seeks reimbursement. The Company will reimburse Doberstein for these expenses pursuant to its regular business practice. 4. Consulting Services. (a) Consulting Services and Term. Immediately effective upon the Separation Date and through to March 31, 2021 (the "Consulting Services Term"), and subject only to termination for gross misconduct, Doberstein will serve as an independent contractor to the Company to perform such other tasks as may be reasonably requested by the Company's Chief Executive Officer or his designee (the "Consulting Services"). Unless requested to do so by Company's Chief Executive Officer or his designee, Doberstein will not enter or visit Company' s premises and Doberstein is expected to provide Consulting Services from a location remote from any of Company's premises. Generally, during the Consulting Services Term, Doberstein is expected to be available upon reasonable notice for consultation by phone and email during regular business hours. During the Consulting Services Term, Doberstein will have no authority to represent the Company to third parties or to bind the Company to any contractual obligations, whether written, oral or implied, or represent that Doberstein has such authority, unless authorized to do so in writing by an officer of the Company. During the Consulting Services Term, Doberstein shall continue to abide by all of the Company's policies and procedures in effect from time to time and perform duties requested of Doberstein in good faith to the best of his abilities. (b) Consideration and Fee Reimbursement during the Consulting Services Term. During the Consulting Services Term, Company will compensate Doberstein at the rate of two thousand dollars ($2,000.00) per month. Doberstein will bill his first 4 hours worked in any given month against the Retainer at the rate of $500 per hour. Any time worked in any given month more than 4 hours will be billed at the rate of $500 per hour. Any residual amount left over from the $2,000 Retainer in any given month as a result of Doberstein working fewer than 4 hours is non-reimbursable. In no event shall Doberstein be required to work more than 4 hours a month during the Consulting Services Term absent mutual agreement between the Company and Doberstein. Doberstein will also be reimbursed for reasonable out-of-pocket travel costs and other expenses that are approved in advance by email or writing by Company's Chief Operating Officer or his designee. All required Company travel during the Consulting Services Term shall be billed to the Company at $250 per hour. All required air travel shall be, to the extent available, business class. (c) Invoices. During the Consulting Services Term and after a complete calendar month of Consulting Services, Doberstein shall provide to the Company on or before the seventh (7th) calendar day of the immediately following month an invoice for two thousand dollars ($2,000.00), plus $500 per hour for any hours worked over and above 4 hours. In the event the Consulting Services Term commences on a day other than the first of a calendar month, then the first and last invoices provided to the Company in connection with the Consulting Services shall Confidential 4 be pro-rated to correspond to the number of days in the month covered by the Consulting Services Term. In addition, Doberstein shall provide to the Company within seven (7) days at the end of each calendar month during the Consulting Services Term a true and correct invoice for any approved reasonable out-of-pocket travel costs and other expenses incurred during the prior month. The Company shall pay each invoice within fifteen (15) business days of receiving such invoice from Doberstein. Doberstein shall submit each invoice and direct all communications to the Company's Vice President, Human Resources (or such other person as delegated by Vice President, Human Resources). (d) Independent Contractor Status. It is the express intention of Doberstein and the Company that, during the Consulting Services Term, Doberstein shall be an independent contractor, and shall be classified by Company as such for all purposes, and shall not be an officer, employee, agent, joint venturer, or partner of Company. Accordingly, Doberstein shall not be entitled to earn or accrue during the Consulting Services Term and thereafter any rights, benefits, equity, or salary, or vest in any equity awards, under any employee benefit or compensation plan or program sponsored by Company or any of its parent, subsidiary or affiliated entities at any time, including, but not limited to health, dental, vision, 401 (k), Change of Control Severance Benefit Plan, or other employee welfare benefits, and Doberstein shall be solely responsible for his insurance, taxes, fees, licenses, costs, equipment, expenses, and providing himself with office space, if necessary, to perform his duties as a consultant. Nothing in this Agreement shall be interpreted or construed as creating or establishing an employment relationship between Doberstein and Company at any time after the Separation Date. Doberstein will receive a form 1099 for services performed for the Company during the Consulting Services Term. (e) Equity Awards. Pursuant to the applicable Equity Incentive Plan ("Equity Plans") and the equity award notices and agreements issued to Doberstein thereunder (collectively, the "Award Agreements"), Doberstein's right to exercise any vested stock options shall end on the earlier of (i) three months following the conclusion of the Consulting Services Term, or (ii) the expiration of the term of Doberstein's stock options. Doberstein's stock options and restricted stock units continue to remain subject to all other terms and conditions of the Award Agreements. Other than the modification to the vesting schedule for the RSU Grants set forth in Section 1 (d), in the event of any conflict between the terms of the Equity Plans and Award Agreements and this Agreement, the terms of the Equity Plans and Award Agreements will control. For purposes of Doberstein's right to exercise any vested stock options, the Transition Services Term and the Consulting Services Term shall together with Mr. Doberstein's employment to date constitute Continuous Service, as that term is defined in the Equity Plans and Award Agreements, such that pursuant to the Equity Plans and Award Agreements, Doberstein's right to exercise any vested stock options shall end on the earlier of (i) three months following the conclusion of the Consulting Services Term, or (ii) the expiration of the term of Doberstein's stock options; provided that, for the avoidance of doubt, the vesting of the RSU Grants identified in Section 4(d) shall be modified pursuant to Section 4(d). 5. Employee Acknowledgements. Confidential 5

(a) Acknowledgements and Representations. Doberstein acknowledges: (a) as of the Effective Data, receipt of all compensation and benefits due to him through the Effective Date as a result of services performed for the Company; (b) he has reported to the Company any and all work-related injuries incurred during employment; (c) the Company properly provided any leave of absence because of his or a family member's health condition, and he has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (d) he has provided the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any Released Party; (e) he has not filed any complaints, claims, or actions against the Company or any Released Party; and (f) he has not raised a claim of sexual harassment or abuse with the Company. Doberstein further represents that he will not bring any action in the future in which he seeks to recover any damages from the Company relating to or arising from his employment or his separation from the Company, other than an action to enforce his rights under this Agreement. (b) Confidential Information. Doberstein shall continue to maintain the confidentiality of all confidential and proprietary information of Company and shall continue to comply with the continuing obligations of the Employee Confidentiality Agreement through the Transition Services Term, Consulting Services Term, and, as applicable, thereafter, including, without limitation, Section 4 of the Employee Confidentiality Agreement, which sets forth Doberstein's confidentiality obligations with respect to Company's Confidential Information (as defined in the Employee Confidentiality Agreement). 6. Release Provisions. (a) General Release. In exchange for the consideration described in Sections 1 (b), 1 (c) and 2(b), Doberstein, personally and for Doberstein's heirs, executors, administrators, successors and assigns, hereby generally and completely release the Company and its subsidiaries, successors, predecessors and affiliates, and its and their respective partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (all of whom are referred to throughout this Agreement as "Released Parties"), from any and all claims, demands, actions, causes of action, suits, damages, losses, expenses, liabilities, and obligations, both known and unknown, individually or as part of a group action, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time through the date Doberstein signs this Agreement ("Claims"). This general release includes, but is not limited to, to all matters in law, equity, contract, tort, or pursuant to statute, including but not limited to any and all claims arising under the California Constitution, California statutory and common law; Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the National Labor Relations Act; or any other federal, state or local statute, rule, ordinance, or regulation. Confidential 6

Doberstein further agrees and acknowledges that the release provided for in this Section 6 shall apply to all unknown and unanticipated injuries and/or damages. Doberstein acknowledges and understands that Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM/HER, WOULD HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Doberstein intends these consequences even as to claims for damages that may exist as of the date this Agreement is executed that Doberstein does not know exist and which if known, would materially affect Doberstein's decision to execute this Agreement, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause. Being aware of Section 1542 of the California Civil Code, Doberstein, by signing this Agreement, expressly waives the provisions of Section 1542 of the California Civil Code and any other similar provisions of law that may be applicable. Notwithstanding the foregoing, this release of claims does not waive claims for the breach of this Agreement. (b) Exclusions from General Release. The above release does not waive claims: (i) for unemployment or workers' compensation, (ii) for vested rights under ERISA covered employee benefit plans as applicable on the date Doberstein signs this Agreement, (iii) that may arise after Doberstein signs this Agreement, (iv) for indemnification under California Labor Code section 2802, or (v) which cannot be released by private agreement. Acknowledgement of Waiver of ADEA Claims. Doberstein acknowledges waiving and releasing any rights under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Doberstein and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Doberstein acknowledges that the consideration given for this waiver and Agreement is in addition to anything of value to which Doberstein was already entitled. Doberstein further acknowledges notice by this writing that: (a) Doberstein should consult with an attorney prior to executing this Agreement; (b) Doberstein has up to twenty-one (21) calendar days within which to consider this Agreement; (c) Doberstein has seven (7) calendar days following Doberstein's execution of this Agreement to revoke the Agreement; (d) the ADEA waiver in this Agreement shall not be effective until the seven (7) day revocation period has expired; and Confidential 7 nothing in this Agreement prevents or precludes Doberstein from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law; and (f) in order to revoke this Agreement, Doberstein must deliver to Mark A Wilson's attention at the following address a written revocation before 12:00 a.m. (midnight) p.s.t. on the seventh calendar day following the date Doberstein signs the Agreement: Mark A. Wilson, Esq. Nektar Therapeutics 455 Mission Bay Boulevard, South Suite 100 San Francisco, CA 94158 Email: mwilson@nektar.com 8. Confidentiality of this Agreement. The provisions of this Agreement shall be held in strictest confidence by Doberstein and shall not be publicized or disclosed in any manner whatsoever by Doberstein at any time to any person other than Doberstein's lawyer or accountant, a governmental agency, or Doberstein's immediate family without the prior written consent of an officer of the Company, except as necessary in any legal proceedings directly related to the provisions and terms of this Agreement, to prepare and file income tax forms, or as required by subpoena or court order, in each case, after reasonable notice to the Company. Nothing in this Agreement shall prevent Doberstein from providing information to the NLRB upon request, nor shall this provision prevent Doberstein from exercising his rights under Section 7 of the National Labor Relations Act. Doberstein and the Company specifically disclaim any intent to enter into this Agreement in exchange for a promise not to reveal to any government entity, including any court or agency, conduct that could be construed as a violation of federal law. 9. Proprietary Information. Doberstein acknowledges access to and receipt of confidential business and proprietary information regarding the Company and its clients while working. This information may be in a variety of paper and electronic forms. Doberstein agrees not to make any such information known to any member of the public and to comply with all applicable ethical responsibilities related to client confidences and secrets. 10. Cooperation. Following the Effective Date, Doberstein agrees to reasonably cooperate with the Company in connection with: (a) any internal or governmental investigation or administrative, regulatory , arbitral or judicial proceeding involving the Company with respect to matters relating to Doberstein's service to the Company or any inquiries related to facts or circumstances that Doberstein knows as a result of service to the Company (collectively, "Litigation"); and (b) any audit of the financial statements of the Company with respect to the period of time when Doberstein was employed by the Company ("Audit"). Doberstein acknowledges that such cooperation may include, but shall not be limited to, Doberstein making himself reasonably available to the Company (or its respective attorneys or auditors) upon reasonable notice for: (i) interviews, factual investigations, and providing declarations or Confidential 8 affidavits that provide truthful information in connection with any Litigation or Audit; (ii) appearing at the request of the Company to give testimony without requiring service of a subpoena or other legal process; (iii) volunteering to the Company pertinent information related to any Litigation or Audit; (iv) providing information and legal representations to the auditors of the Company, in a reasonable form and within a reasonable time frame, with respect to the Company's financial statements for the period in which Doberstein was employed by the Company; and (v) turning over to the Company any documents relevant to any Litigation or Audit that are or may come into Doberstein's possession. In addition, Doberstein agrees that he will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against Company or any of its affiliates, unless under a subpoena or other court order to do so. Doberstein agrees both to immediately notify Company upon receipt of any such subpoena or court order, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against Company or any of its affiliates, Doberstein shall state no more than that he cannot provide counsel or assistance. Notwithstanding anything to the contrary, nothing in this Agreement prevents Doberstein from providing truthful information to any governmental agency in connection with any governmental, regulatory or administrative agency proceeding. During the Consulting Services Term, Doberstein shall receive: (i) an hourly fee for the cooperation described in this Section 10 at a rate of $500 per hour; and (ii) the reimbursement of reasonable travel and other expenses incurred by Doberstein in the course of providing such cooperation, provided, however, that all such travel and other expenses shall be reimbursed only if approved by Company in advance. Following the end of the Consulting Services Term, Doberstein shall receive: (i) an hourly fee for the cooperation described in this Section 10 at a rate of $250 per hour; and (ii) the reimbursement of reasonable travel and other expenses incurred by Doberstein in the course of providing such cooperation, provided, however, that all such travel and other expenses shall be reimbursed only if approved by Company in advance. All required air travel incurred by Doberstein in the course of providing such cooperation shall be, to the extent available, business class. 11. Voluntary Waiver and Release, Advice of Counsel, Consideration and Other Information. Doberstein acknowledges and agrees that: (a) his waiver and release of rights under this Agreement are voluntary, and that he is acting of his own free will in executing this Agreement; (b) through this Agreement, he is releasing the Released Parties from any and all claims that he may have against any of the Released Parties; (c) his waiver and release, as set forth in this Agreement, do not apply to any rights or claims that may arise after the date he signs this Agreement; and (d) the Company hereby advises Doberstein that, before signing this Agreement, he should consult with an attorney, although he may choose voluntarily not to do so. Confidential 9

12. Tax Indemnification. Doberstein acknowledges and agrees that the Company has made no representations or Tax Indemnification warranties regarding the tax consequences of any amounts paid by the Company to Doberstein pursuant to this Agreement. Doberstein agrees to pay all federal or state taxes owed by him, if any, which are required by law to be paid with respect to the payments herein. Doberstein further agrees to indemnify and hold the Company harmless from any taxes owed by him, including interests or penalties owed by Doberstein, on account of this Agreement. Doberstein further agrees to reimburse Company for any attorney's fees and costs incurred by Company as a result of having to obtain indemnification under this Agreement. Doberstein will not be responsible for the employer's share of payroll taxes, if any, and does not indemnify Company for any failure on its part to pay the employer's share of payroll taxes, if any, on amounts paid by the Company to Doberstein pursuant to this Agreement. 13. Return of Company Property. Doberstein agrees that, on or before the beginning of the Consulting Services Term and to the extent not already completed, Doberstein will return to the Company all Company documents (and all copies thereof whether in physical or electronic format) and other Company property in Doberstein's possession or control, including, but not limited to: Company files, email, electronic messages, notes, memoranda, correspondence, agreements, draft documents, notebooks, logs, drawings, records, plans, proposals, reports, forecasts, financial information, sales and marketing information, research and development information, personnel information, specifications, computer-recorded information, tangible property and equipment, smart phones, cell phones, pagers, credit cards, entry cards, identification badges and keys; and any materials of any kind that contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part). If Doberstein has used any personal computer, server, or electronic system to receive, store, review, prepare or transmit any Company confidential or proprietary data, materials or information, Doberstein agrees to provide the Company with a computer-useable copy of such information and then permanently delete and expunge such Company confidential or proprietary information from those systems. Doberstein agrees to provide the Company access to his system as requested to verify that the necessary copying and/or deletion is completed. Doberstein agrees not to retain any paper or electronic copies of any Company documents or data (including but not limited to email and electronic messages) other than this Release and other documents evidencing his employment relationship with the Company. 14. No Interference with Rights. Nothing in this Release, including but not limited to the release of claims, the non-disclosure of confidential and proprietary information, the acknowledgements and promise not to sue, or the confidentiality agreements, (a) limits or affects Doberstein's right to challenge the validity of this release (b) prevents Doberstein from filing a charge or complaint with or from participating in an investigation or proceeding conducted by the EEOC, the National Labor Relations Board, the Securities and Exchange Commission, or any other federal, state or local agency charged with the enforcement of any laws, including providing documents or other information, or (c) prevents Doberstein from exercising his rights under Section 7 of the NLRA to engage in protected, concerted activity with other employees, although by signing this Agreement, Doberstein acknowledges waiving his right to recover any individual relief (including backpay, frontpay, reinstatement or other legal or equitable relief) in any charge, complaint, or lawsuit or other proceeding brought by Doberstein or on Doberstein' s behalf by any third party, except for any right Doberstein may have to receive a payment from a Confidential 10 government agency (and not the Company) for information provided to the government agency or where otherwise prohibited. 15. Right to Testify. Nothing in this Agreement shall be construed as a waiver of Doberstein's right to testify in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment on the part of the Company, or on the part of the agents or employees of the Company, when Doberstein has been required or requested to attend such a proceeding pursuant to a court order, subpoena, or written request from an administrative agency or the legislature. 16. Entire Agreement; Modification. This Agreement is governed by California law. This Agreement, the Award Agreements and Doberstein's Employee Confidentiality Agreement constitute the complete and only agreements between Doberstein and the Company on these subjects. In entering this Agreement, Doberstein is not relying on any promise or representation, written or oral, other than those expressly contained in this Agreement. Any prior agreements between or directly involving Doberstein and the Company are superseded by this Agreement, except for the Employee Confidentiality Agreement with the Company, and the Award Agreements. This Agreement may not be modified except in a writing signed by both Doberstein and a Senior Vice President of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both Doberstein and the Company, and inure to the benefit of both Doberstein and the Released Parties, their heirs, successors and assigns. Any determination that a provision of this Agreement is invalid or unenforceable, in whole or in part, will not affect any other provision of this Agreement, and the provision in question shall be modified by the court so as to be rendered enforceable in accordance with the intent of the parties to the extent possible. 17. General. The headings in this Agreement are provided for reference only and shall not affect the substance of this Agreement. This Agreement may be signed in counterparts. 18. Costs. The parties shall each bear their own attorneys' fees and other fees incurred in connection with negotiating this Agreement. 19. Arbitration. The parties agree that any dispute regarding any aspect of this Agreement, including the confidentiality provisions, shall be submitted exclusively to final and binding arbitration before a mutually agreed upon arbitrator in accordance with the Federal Arbitration Act ("FAA"), 9 U.S.C. §1, et seq. In the event the FAA does not apply for any reason, then the arbitration will proceed pursuant to the California Arbitration Act, California Code of Civil Procedure 1280, et seq. The arbitrator shall be empowered to award any appropriate relief, including remedies at law, in equity or injunctive relief. Arbitration proceedings shall be held in San Francisco, California, or at any other location mutually agreed upon by the parties, and will be governed by JAMS' (Judicial Arbitration & Mediation Services) Employment Arbitration Rules and Procedures. The parties agree that this arbitration shall be the exclusive means of resolving any dispute under this Agreement and that no other action will be brought by them in any court or other forum. If the parties cannot agree on an arbitrator, then an arbitrator will be selected using the alternate striking method from a list of five (5) neutral arbitrators provided by JAMS. Employee will have the option of making the first strike. Each party will pay the fees for their own counsel, subject to any remedies to which that party may later be entitled under Confidential 11 applicable law. However, in all cases where required by applicable law, the Company will pay the arbitrator's fees and the arbitration costs. 20. Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that: (a) they have read this Agreement; (b) they understand the terms and consequences of this Agreement and of the releases it contains; and (c) they are fully aware of the legal and binding effect of this Agreement. 21. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. [Remainder of Page Intentionally Left Blank] Confidential 12

In exchange for the promises contained in this Agreement, the Company promises to provide the benefits set forth in this Agreement. NEKTAR THERAPEUTICS By: /s/ Dorian Hirth Dated: 11/13/19 DORIAN HIRTH SVP, HUMAN RESOURCES & FACILITIES OPERATIONS You have read and understood this Agreement, sign this Agreement knowing you could be waiving valuable rights, and acknowledge that this Agreement is final and binding. By: /s/ Stephen Doberstein, Ph.D. Stephen Doberstein, Ph.D. Dated: 4/13/19 Confidential 13

EXHIBIT A Supplemental Release RECITALS This supplemental release ("Supplemental Release") is entered into as of 2020 (the "Supplemental Release Effective Date"), is made by and between Stephen Doberstein, Ph.D. ("Doberstein") and Nektar Therapeutics ("Company"), and is supplemental to that certain Transition, Separation, and General Release Agreement entered into on [DATE] by Doberstein and Company. WHEREAS, Doberstein and Company entered into a Transition, Separation, and General Release Agreement, to, among other things, provide for the orderly transition of Doberstein's duties; WHEREAS, on the parties wish to provide for the releases as set forth herein with immediate effect upon the Separation Date (as that term is defined in the Transition, Separation, and General Release Agreement); NOW, THEREFORE, in consideration of the ongoing mutual promises and respective agreements, representations, warranties, covenants, conditions contained in the [DATE] Transition, Separation, and General Release Agreement, the parties hereby agree as follows: 1. General. The parties acknowledge and agree: Doberstein signed the Transition, Separation, and General Release Agreement; Doberstein's last day of employment was [Enter Calendar Date Corresponding to Separation Date]; Doberstein agrees to sign and deliver the Supplemental Release to the Company within twenty-one (21) calendar days of the Separation Date; Doberstein understands and agrees that signing this Supplemental Release extends all of the provisions and waivers in the [DATE] Transition, Separation, and General Release Agreement from its effective date through the date this Supplemental Release is signed, including Doberstein's release of any and all claims involving Doberstein's employment, association with and/or separation from Company; and, in consideration for this Supplemental Release, within twenty-one (21) calendar days of Doberstein's Separation Date (assuming Doberstein signs and delivers to the Company an executed version of the Supplemental Release), Doberstein shall receive payment of the Severance Payment as defined in the [DATE] Transition, Separation, and General Release Agreement. 2. Accrued Obligations. Upon receipt of (i) the Accrued Obligations detailed in Section 3 of the [DATE] Transition, Separation, and General Release Agreement, (ii) the Confidential 14

Transition Services Bonus for Transition Services detailed in Section 1 (c) of the [DATE] Transition, Separation, and General Release Agreement, (iii) and the Severance Benefits described in Section 2 of the [DATE] Transition, Separation, and General Release Agreement, Doberstein will have received all salary, wages, bonuses, accrued vacation and paid time off, and all other benefits and compensation due to him through the Separation Date. 3. Employee Acknowledgements (a) Acknowledgements and Representations. Doberstein acknowledges: (a) he has reported to the Company any and all work-related injuries incurred during employment; (b) the Company properly provided any leave of absence because of his or a family member's health condition, and he has not been subjected to any improper treatment, conduct or actions due to a request for or taking such leave; (c) he has provided the Company with written notice of any and all concerns regarding suspected ethical and compliance issues or violations on the part of the Company or any Released Party; (d) he has not filed any complaints, claims, or actions against the Company or any Released Party; and (e) he has not raised a claim of sexual harassment or abuse with the Company. Doberstein further represents that he will not bring any action in the future in which he seeks to recover any damages from the Company relating to or arising from his employment or his separation from the Company, other than an action to enforce his rights under this Supplemental Release and/or the Transition, Separation, and General Release Agreement. (b) Confidential Information. Doberstein shall continue to maintain the confidentiality of all confidential and proprietary information of Company and shall continue to comply with the continuing obligations of the Employee Confidentiality Agreement, including, without limitation, Section 4 of the Employee Confidentiality Agreement, which sets forth Doberstein's confidentiality obligations with respect to Company's Confidential Information (as defined in the Employee Confidentiality Agreement). 4. Release Provisions (a) General Release. In exchange for the consideration described in Sections I (b), 1 (c) and 2(b) of the [DATE] Transition, Separation, and General Release Agreement ("Agreement"), Doberstein, personally and for Doberstein's heirs, executors, administrators, successors and assigns, hereby generally and completely release the Company and its subsidiaries, successors, predecessors and affiliates, and its and their respective partners, members, directors, officers, employees, stockholders, shareholders, agents, attorneys, predecessors, insurers, affiliates and assigns (all of whom are referred to throughout this Agreement as "Released Parties"), from any and all claims, demands, actions, causes of action, suits, damages, losses, expenses, liabilities, and obligations, both known and unknown, individually or as part of a group action, that arise out of or are in any way related to events, acts, conduct, or omissions occurring at any time through the date Doberstein signs this Supplemental Release ("Claims"). This general release includes, but is not limited to, to all matters in law, equity, contract, tort, or pursuant to statute, including but not limited to any and all claims arising under the California Constitution, California statutory and common law; Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the California Fair Employment and Housing Act, the National Labor Relations Act; or any other federal, state or local statute, rule, ordinance, or regulation. Confidential 15

Doberstein further agrees and acknowledges that the release provided for in this Section 6 shall apply to all unknown and unanticipated injuries and/or damages. Doberstein acknowledges and understands that Section 1542 of the Civil Code of the State of California provides as follows: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM/HER, WOULD HAVE MATERIALLY AFFECTED HIS/HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY. Doberstein intends these consequences even as to claims for damages that may exist as of the date this Supplemental Release is executed that Doberstein does not know exist and which if known, would materially affect Doberstein's decision to execute this Supplemental Release, regardless of whether the lack of knowledge is the result of ignorance, oversight, error, negligence or any other cause. Being aware of Section 1542 of the California Civil Code, Doberstein, by signing this Supplemental Release, expressly waives the provisions of Section 1542 of the California Civil Code and any other similar provisions of law that may be applicable. Notwithstanding the foregoing, this release of claims does not waive claims for the breach of this Supplemental Release. (b) Exclusions from General Release. The above release does not waive claims: (i) for unemployment or workers' compensation, (ii) for vested rights under ERISA covered employee benefit plans as applicable on the date Doberstein signs this Supplemental Release, (iii) that may arise after Doberstein signs this Supplemental Release, (iv) for indemnification under California Labor Code section 2802, or (v) which cannot be released by private agreement. 5. Acknowledgement of Waiver of ADEA Claims. Doberstein acknowledges waiving and releasing any rights under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Doberstein and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Doberstein acknowledges that the consideration given for this waiver and Supplemental Release is in addition to anything of value to which Doberstein was already entitled. Doberstein further acknowledges notice by this writing that: (a) Doberstein should consult with an attorney prior to executing this Supplemental Release; (b) Doberstein has up to twenty-one (21) calendar days within which to consider this Supplemental Release; (c) Doberstein has seven (7) calendar days following Doberstein's execution of this Supplemental Release to revoke the Supplemental Release; Confidential 16

(d) the ADEA waiver in this Agreement shall not be effective until the seven (7) day revocation period has expired; and (e) nothing in this Supplemental Release prevents or precludes Doberstein from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law; and (f) in order to revoke this Supplemental Release, Doberstein must deliver to Mark A. Wilson's attention at the following address a written revocation before 12:00 a.m. (midnight) p.s.t. on the seventh calendar day following the date Doberstein signs the Supplemental Release: Mark A. Wilson, Esq. Nektar Therapeutics 455 Mission Bay Boulevard, South Suite 100 San Francisco, CA 94158 Email: mwilson@nektar.com 6. Voluntary Waiver and Release, Advice of Counsel, Consideration and Other Information. Doberstein acknowledges and agrees that: (a) his waiver and release of rights under this Supplemental Release are voluntary, and that he is acting of his own free will in executing this Supplement Release; (b) through this Supplemental Release, he is releasing the Released Parties from any and all claims that he may have against any of the Released Parties; (c) his waiver and release, as set forth in this Supplemental Release, do not apply to any rights or claims that may arise after the date he signs this Supplemental Release; and (d) the Company hereby advises Doberstein that, before signing this Agreement, he should consult with an attorney, although he may choose voluntarily not to do so. 7. Counterparts. This Supplemental Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. [Remainder of Page Intentionally Left Blank] Confidential 17

In exchange for the ongoing promises contained in the [DATE] Transition, Separation, and General Release Agreement, the parties hereto, intending to be legally bound hereby, have caused this Supplemental Release to be executed. NEKTAR THERAPEUTICS Dated• SENIOR VICE PRESIDENT, NEKTAR THERAPEUTICS You have read and understood this Supplemental Release, sign this Supplemental Release knowing you could be waiving valuable rights, and acknowledge that this Supplemental Release is final and binding. STEPHEN DOBERSTEIN, PH.D. Dated: Confidential 18